Exhibit 3.1

                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                         DIGITAL LIFESTYLES GROUP, INC.
                            (a Delaware corporation)

                         (Pursuant to Section 245 of the
                General Corporation Law of the State of Delaware)

         Digital Lifestyles Group, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "DGCL"), hereby certifies that:

         1. The Corporation was originally incorporated pursuant to the DGCL on May 17, 1994 by filing its original Certificate of Incorporation under the name CD KIDZ INC. The name of the Corporation was changed to Wanderlust Interactive, Inc. pursuant to the Certificate of Amendment filed with the Secretary of State of the State of Delaware on March 20, 1995. The name of the Corporation was changed to Adrenalin Interactive, Inc. pursuant to the Certificate of Amendment filed with the Secretary of State of the State of Delaware on May 14, 1998. The name of the Corporation was changed to Mcglen Internet Group, Inc. pursuant to the Certificate of Amendment filed with the Secretary of State of the State of Delaware on December 6, 1999. The name of the Corporation was changed to Northgate Innovations, Inc. pursuant to the Certificate of Amendment filed with the Secretary of State of the State of Delaware on March 15, 2002. The name of the Corporation was changed to Digital Lifestyles Group, Inc. pursuant to the Certificate of Ownership filed with the Secretary of State of the State of Delaware on June 23, 2004.

         2. Pursuant to Section 245 of the DGCL, this Restated Certificate of Incorporation (this "Certificate") restates and integrates but does not further amend the provisions of the Certificate of Incorporation of the Corporation as theretofore amended or supplemented, and there is no discrepancy between those provisions and the provisions of this Certificate. This Certificate has been duly adopted in accordance with Section 245 of the DGCL.

         3. The text of the Certificate of Incorporation of the Corporation is hereby restated in its entirety to read as follows:

         FIRST: The name of the Corporation is Digital Lifestyles Group, Inc.

         SECOND: The address, including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is 32 Loockerman Square, Suite L-100, City of Dover 19901, County of Kent; and the name of the registered agent of the Corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized wider the General Corporation Law of the State of Delaware.

         FOURTH:

         (a) The maximum number of shares which the Corporation shall have authority to issue is One Hundred and Five Million (105,000,000), of which One Hundred Million (100,000,000) shares shall be Common Stock, having a par value of $.03 per share, and Five Million (5,000,000) shares shall be Preferred Stock, having a par value of $.01 per share.

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         (b)  Except  as  otherwise   provided  by  law,  this   certificate  of
         incorporation or a certificate fixing the terms, limitations or relative rights of any series of series preferred stock, the common stock possess all voting, dividend and liquidation rights.

                  The terms, limitations or relative rights or preferences of the series preferred stock shall be as follows:

                  The Board of Directors may authorize the issuance from time to time of the series preferred stock in one or more series and with such designations, preferences, qualifications, limitations, restrictions and special or relative rights (which may differ with respect to each series) as the board may fix by resolution. Without limiting the foregoing, the Board of Directors is authorized to fix with respect to each series:

                  (1) the number of shares which shall constitute the series and the name of the series;

                  (2) the rate and times at which, and the preferences and conditions under which, dividends shall be payable on shares of the series and the status of such dividends as cumulative or noncumulative and as participating or nonparticipating;

                  (3) the prices, times and terms, if any, at or upon which shares of the series shall be subject to redemption;

                  (4) the rights, if any, of holders to convert such shares into, or to exchange such shares for, shares of any other class of stock of the Corporation;

                  (5) the terms of the sinking fund or redemption or purchase account, if any, to be provided for shares of the series;

                  (6) the rights and preferences, if any, of the holders of shares of the series upon any litigation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the Corporation;

                  (7) the limitations, if any, applicable while such series is outstanding, on the payment of dividends or making of distributions on, or the acquisition of, the common stock or any other class of stock which does not rank senior to the shares of the series;

                  (8) the voting rights, if any, to be provided for shares of the series.

         (c) Subject to the provisions of this Certificate of Incorporation and except as otherwise provided by law, the shares of the Corporation, regardless of class, may be issued for such consideration and for such corporate purposes as the Board of Directors may from time to time determine.

         FIFTH: The Corporation is to have perpetual existence.

         SIXTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any

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receiver or receivers  appointed for this  Corporation  under the  provisions of
ss.291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of ss.279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this
Corporation  as  consequence  of  such  compromise  or  arrangement,   the  said
compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation as the case may be, and also on this Corporation.

         SEVENTH: For the management of the business and for the conduct of the affairs of the Corporation and in further definition, limitation, and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

         1. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws. The phrase "whole Board" and the phrase "total number at directors" shall be deemed to have the same meaning, to wit, the total number of directors which the Corporation would have if there were no vacancies. No election of directors need be by written ballot.

         2. After the original or other Bylaws of the Corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of ss.109 of the General Corporation Law of the State of Delaware and, after the Corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the Bylaws of the
         Corporation  may  be  exercised  by  the  Board  of  Directors  of  the
         Corporation;   provided,   however   that   any   provision   for   the
         classification of directors of the Corporation for staggered terms pursuant to the provisions of subsection (d) of ss.141 of the General Corporation Law of the State of Delaware shall be set forth in an initial Bylaw or in a Bylaw adopted by the stockholders entitled to vote of the Corporation unless provisions for such classification shall be set forth in this certificate of incorporation.

         3. Whenever the Corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the Corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (2) of subsection (b) of ss.242 of the General Corporation Law of the Stale of Delaware shall otherwise require; provided that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

         EIGHTH: The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph
(7) of subsection (b) of ss.102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

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         NINTH:  The Corporation  shall, to the fullest extent  permitted by the provisions of ss.145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

         TENTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this certificate of incorporation art granted subject to the provisions of this Article TENTH.

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         IN WITNESS WHEREOF, the undersigned,  being the Chief Executive Officer of the Corporation, does now make this Certificate, hereby declaring and certifying that this is my act and deed and that the facts herein stated are true, and accordingly have hereunto set my hand this ______ day of September, 2004.


                                                /s/ Kent A. Savage
                                                --------------------------------
                                                Kent A. Savage,
                                                Chief Executive Officer


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